SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of Report (date of event reported):  June 12, 2001



                       GTM HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)


               Commission File Number: 33-33263-NY

                NEVADA                         62-1407521
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


    Suite 12/F Nam Kwong Building
  Avenida Rodrigo Rodriques, Macau,                N/A
                S.A.R.
   (Address of principal executive             (Zip Code)
               offices)


        Registrant's Telephone Number:  ________________


   5882 South 900 East, Suite 202, Salt Lake City, Utah  84121
      (Former name, former address and former fiscal year,
                  if changed since last report)


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            ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 12, 2001, GTM Holdings, Inc. ("Company") effected the issuance of 9,000,000 shares of its common stock to acquire American Overseas Investment Co., a corporation formed under the laws of Macau ("AOI"), as a wholly owned subsidiary. The shares were issued in equal portions to the former stockholders of AOI, William A. Fisher and Marian Yu Fisher, and represent approximately 70.4% of the issued and outstanding common stock of the Company immediately following the acquisition after giving effect to the Company's share distribution pursuant to which the stockholders of the Company received 12 shares of common stock for each share outstanding on June 12, 2001. In connection with the transaction, the former directors of the Company resigned concurrently with the appointment of Marian Yu, Tam Mei I, and Brian Murphy as directors of the Company. The board of directors also appointed as new officers appointed officers Peter Saltz as President, Tam Mei I as Vice President of Administration and Secretary, and Melissa Yang as Chief Financial Officer. As of June 13, 2001 there are 12,778,034 shares of the Company's common stock outstanding. The purchase price was determined through arms-length negotiations between the Company and AOI on the basis of the net assets of AOI and the business prospects of AOI. None of the stockholders, directors or executive officers of AOI prior to the acquisition were affiliated or associated with the Company or its affiliates prior to the acquisition.

     AOI has acquired certain contractual rights to produce and air a home shopping program on Sun Television in China and Southeast Asia. Following the acquisition the Company will pursue through its newly acquired subsidiary development of this business.

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

(a)  Financial Statements.

     It is impracticable for the Company to provide the required historical financial statements of AOI at the time this report on Form 8-K is filed. The Company proposes to file the required financial statements as soon as they are available. The Company expects that it will file the required financial statements no later than 60 days after the date on which this report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

     It is impracticable for the Company to provide the required pro forma financial information at the time this report on Form 8-K is filed. The Company proposes to file the required pro forma financial information as soon as it is available. The Company expects that it will file the required financial information no later than 60 days after the date on which this report on Form 8-K is required to be filed.

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(c)  Exhibits.  Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

 Exhibit  Title of Document
   No.

   2.1    Agreement and Plan of Share Exchange
            dated May 25, 2001

   2.2    Adherence Agreement of William A. Fisher
            Dated June 11, 2001

   2.3    Adherence Agreement of Marian Yu Fisher
            Dated June 11, 2001


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized by the Board of Directors.

                                   GTM HOLDINGS, INC.


DATED: June 30, 2001               By: /s/ Tam Mei I
                                   Director

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